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                             MASTER ASSIGNMENT AGREEMENT

                                       BETWEEN

                                   CRIIMI MAE INC.

                                         AND

                             LEHMAN COMMERCIAL PAPER INC.


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                           Dated as of November 25, 1997


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                                  Table of Contents

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     Document                                                         Item No.
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Master Assignment Agreement.......................................       1
Specimen Note.....................................................       2
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                            MASTER ASSIGNMENT AGREEMENT

     THIS AGREEMENT is made as of the 25th day of November, 1997 by and between CRIIMI MAE INC. ("Assignor") and LEHMAN COMMERCIAL PAPER INC. ("Lehman"). By executing this Agreement, Assignor and Lehman agree to be bound by the terms of this Agreement.

                                W I T N E S S E T H

     WHEREAS the parties elect to enter into this Agreement and, at the request of Assignor, Lehman may from time to time at its option agree to make one or more loans (in each instance, a "Loan") to Assignor, which Loans shall be limited in aggregate outstanding principal amount to $75,000,000, said Loans to be evidenced by Assignor's promissory note of even date herewith, a form of which is attached hereto as Exhibit A (the "Note"), maturing on the earlier of
(x) November 25, 1998 unless extended as provided herein or (y) or such earlier date resulting from Section 10 hereof (the "Maturity Date"); and

     WHEREAS, in order to induce Lehman to make Loans from time to time to it, Assignor has agreed to assign and pledge to Lehman and grant to Lehman a lien upon and a security interest in the Collateral (as hereinafter defined) for the purpose of securing its obligations under the Note.

     NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, Assignor and Lehman agree as follows:

        SECTION 1.    GRANT OF SECURITY INTEREST: DELIVERY OF COLLATERAL

     (a) Assignor hereby grants, pledges, assigns, transfers and delivers to Lehman with respect to each Loan on the date of settlement thereof (in each case, the "Closing Date"), and grants to Lehman a lien upon and security interest in (i) the collateral of the type described in Section 6 (the "Collateral") and more specifically described in the Confirmation Statement (as hereinafter defined) relating to each Loan, (ii) any additional collateral with respect to such Loan ("Supplemental Collateral") that may be granted to Lehman pursuant to Section 4(c) hereof (provided, however, that any representations, warranties or covenants contained herein, and the grant of a lien and security interest with respect to any Supplemental Collateral, shall be effective as to any Supplemental Collateral (or any proceeds, distributions or other amounts realized in respect of such Supplemental Collateral) only upon the delivery of such Supplemental Collateral to Lehman pursuant to such Section 4(c) hereof) and
(iii) all proceeds, distributions and other amounts realized in respect of any of the foregoing, as security for the due and punctual payment by Assignor of the Note and any amounts that may become payable thereunder or hereunder (the foregoing being herein called the "Obligations").

     (b) Assignor shall, with respect to each Loan, deliver to Lehman the related Collateral registered in the name of Lehman or its nominee or with properly endorsed instruments of transfer (including, without limitation, any necessary assignments, corporate resolutions and opinions of legal counsel) that will enable Lehman to cause such Collateral to be so registered without further action on the part of Lehman other than delivering such Collateral and such instruments of transfer to the appropriate transfer agent.

     (c) Upon two business days request in writing by Assignor, Lehman may ,at its option, agree to make Loans hereunder pursuant to the terms hereof having an aggregate outstanding principal amount not in excess of $75,000,000, so long as the Collateral relating to such Loans conforms to the requirements of this Agreement and all other conditions of this Agreement are satisfied including, without limitation, that the aggregate Current Margin of all Loans outstanding would be equal to or exceed the related Margin Requirement. The parties hereto acknowledge that this Agreement does not constitute a commitment by Lehman to make Loans. Any decision by Lehman to make a Loan hereunder shall be made by Lehman in its sole discretion.

     (d) Each Loan hereunder shall be cross collateralized and cross defaulted with every other Loan hereunder.


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        SECTION 2.  EARNINGS ON COLLATERAL

     All payments and distributions, whether in cash or in kind, made on or with respect to the Collateral shall, so long as an Event of Default as defined in
Section 9 hereof shall not have occurred and be continuing, be paid to Assignor directly by the applicable paying agent by wire transfer in immediately available funds pursuant to wiring instructions delivered in writing by Assignor to Lehman. Lehman may, in its sole discretion after the occurrence and during the continuation of an Event of Default, cause all such payments and distributions to be paid, delivered or transferred directly to Lehman.

        SECTION 3.  CONFIRMATION STATEMENT

     Lehman shall, with respect to each Loan, deliver a confirmation statement substantially in the form attached hereto as Exhibit B (in each case, the "Confirmation Statement") to Assignor confirming the agreement between Assignor and Lehman as to the specific terms of such Loan. Each such Confirmation Statement shall constitute a binding agreement between Assignor and Lehman, and this Agreement is hereby incorporated in each such Confirmation Statement and made a part thereof as if it were set out in full in each such Confirmation Statement. Each such Confirmation Statement will be binding upon the parties hereto unless written notice of objection is given by the objecting party to the other party within two (2) business days after the objecting party's receipt of such Confirmation Statement.

        SECTION 4.  MARGIN DETERMINATIONS; FINANCING REQUIREMENTS

(a) A margin requirement (the "Margin Requirement") expressed as a percentage shall be as follows for the indicated type of Collateral:


          Rating on Mortgage
          Pass-Through Securities          Margin
          Constituting Collateral          Requirement

          BB  or equivalent                   25%
          BB-  or equivalent                  25%
          B   or equivalent                   30%
          B-  or equivalent                   50%

The rating on the Collateral used to determine the Margin Requirement shall be the lowest rating assigned by any of (i) Moody's Investors Service, Inc., (ii) Standard & Poor's Ratings Services, A Division of The McGraw-Hill Companies, Inc., (iii) Fitch Investors Service L.P. or (iv) Duff & Phelps Credit Rating Co. (each a "Rating Agency" and collectively the "Rating Agencies").

(b) Lehman may, in its sole reasonable discretion, from time to time calculate the current margin (the "Current Margin") with respect to any Loan, which Current Margin shall equal the amount by which (i) 100% exceeds (ii) a fraction (expressed as a percentage) (A) the numerator of which is the then outstanding principal amount of such Loan together with accrued and unpaid interest thereon to the date of determination and (B) the denominator of which shall be the fair market value (as determined by Lehman in its reasonable good faith business judgment) of the related Collateral (including any Supplemental Collateral delivered pursuant to this Agreement) then held by Lehman.

(c) If Lehman shall at any time determine with respect to a Loan that the Current Margin is less than the related Margin Requirement, Lehman shall notify Assignor of such fact, and Assignor shall, not later than 11:00 a.m. New York City time on the second business day next succeeding the date of such notice, deliver to Lehman cash or Supplemental Collateral acceptable to Lehman in its sole reasonable judgment as Collateral hereunder, which cash shall be applied to reduce the principal balance of the related Loan and which Supplemental Collateral shall, in the aggregate, equal an amount such that, after giving effect to the application of such cash and the delivery of such Supplemental Collateral, the Current Margin for such Loan will be at least equal to the related Margin Requirement.

Delivery of Supplemental Collateral pursuant to this Section 4(c) shall be in such manner as is acceptable to, and under such additional conditions as may be required by, Lehman in its sole reasonable judgment.

     (d) If at any time the Current Margin for a Loan exceeds the Margin Requirement for such Loan and provided that Assignor shall not have failed to satisfy the requirements of Section 4(c) with respect to any notice thereunder given by Lehman relating to any Loan, Assignor may, upon notice to Lehman, demand that Lehman redeliver all or any portion of the Supplemental Collateral, provided, however, that after giving effect to such redelivery, the Current Margin would not be less than the Margin Requirement, and Lehman shall make good delivery of such Supplemental Collateral, in a manner equivalent to the manner in which such Supplemental Collateral was delivered to Lehman, no later than the business day following receipt by Lehman of such notice. In such connection, Lehman shall execute such other documents and take such other actions as the Assignor may reasonably request in order to evidence and give effect to the release of such Supplemental Collateral from the security interest granted by this Agreement.

     (e) No Collateral rated lower than "BB-" by any Rating Agency shall be eligible for financing hereunder unless Assignor also owns the most subordinated class of the related series.

        SECTION 5.  SUBSTITUTION OF COLLATERAL

     Lehman shall allow Assignor, in Assignor's sole discretion, to provide collateral acceptable to Lehman, in Lehman's sole reasonable discretion, to be substituted for existing Collateral of equal market value. All certificates or instruments representing such substituted collateral shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to Lehman.

        SECTION 6.  ELIGIBLE COLLATERAL; INTEREST RATE

     (a) Assets that are eligible to serve as Collateral or Substitute Collateral with respect to any Loan must be mortgage pass-through securities evidencing a fractional, undivided ownership interest in a pool of mortgage loans which are not rated lower than "B-" or the equivalent by any Rating Agency.


     (b) Any mortgage pass-through security constituting Collateral or Substitute Collateral for a Loan must at all times that it is subject to this Agreement be senior in right of payment to at least one other class of securities evidencing an interest in the same pool of mortgage loans.

     (c) The per annum interest rate on Loans hereunder shall be: (i) ___ basis points in excess of LIBOR for all Loans secured by Collateral where the mortgage pass-through securities constituting such Collateral are rated "BB" or "BB-" (or the equivalent) by at least one Rating Agency and not lower than "BB-" by any Rating Agency; and (ii) ___ basis points in excess of LIBOR for all Loans secured by Collateral where the mortgage pass-through securities constituting such Collateral are rated "B" or "B-" (or the equivalent) by at least one Rating Agency and not lower than "B-" by any Rating Agency. As used herein, "LIBOR" shall mean the London Interbank Offered Rate for one-month United States dollar deposits as set forth on page 3750 of Telerate as of 8:00 a.m., New York City time, on the date of determination. All calculations of interest on Loans shall be made on the basis of a 360-day year and the actual number of days elapsed.

        SECTION 7.  REPRESENTATIONS AND WARRANTIES

     Assignor hereby represents and warrants to Lehman, and shall on and as of the Closing Date of each Loan be deemed to represent and warrant to Lehman, that:

     (i) Due Incorporation. Assignor has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Maryland.

     (ii) Authorization. Assignor has full power and authority to execute and deliver this Agreement and the Note and to perform its obligations hereunder and thereunder; this Agreement and the Note have each been duly authorized by all necessary action and neither requires any additional approval of any directors or officers other than that which has already been obtained, each has been duly executed and delivered by Assignor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or similar laws of general applicability relating to or affecting creditors' rights, to the assumption that enforcement will be undertaken in a commercially reasonable manner and to general principles of equity and equitable remedies, regardless of whether enforcement is considered in a proceeding in equity or at law.

     (iii) No Conflict. Neither the execution and delivery nor the performance by Assignor of this Agreement or the Note will conflict with the governing instruments of Assignor or conflict with, result in a breach of or constitute a default (which default could reasonably be expected to result in any material adverse change in the financial condition, earnings or business affairs of Assignor or could reasonably be expected to materially and adversely affect the properties or assets thereof, including but not limited to the Collateral) or require any consent under any instrument or agreement to which Assignor is a party or by which Assignor may be bound, or any law, order or regulation applicable to Assignor of any court, governmental agency, authority or body having jurisdiction over Assignor and do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of Assignor's properties.

     (iv) Approvals, etc. Neither the execution and delivery nor the performance by Assignor of this Agreement requires any authorization, approval, consent, license, exemption (other than any self-executing exemption), filing, registration or the taking of any other action in respect of any federal or state authority except where the failure to comply with such requirement would not adversely affect the delivery, execution or performance by Assignor of this Agreement or cause a material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of Assignor.

     (v) Good Title. Assignor is the owner of the Collateral and such Collateral is free and clear of all security interests, liens, charges, encumbrances and rights of others, except for the lien and security interest created hereby, and on the related Closing Date, Lehman has a first priority lien on and security interest in the Collateral (including all proceeds, distributions and other amounts realized in respect thereof) in favor of Lehman, subject to no prior security interest, lien, charge, encumbrance or rights of others, and, Lehman having taken possession of the Collateral registered in the name of Lehman or its nominee or delivered with such instruments of transfer as provided in Section l(b) hereof, no further action, including any filing or recordation of any document, is currently required in order to establish and perfect the liens on and security interests in the Collateral in favor of Lehman against any third parties in any jurisdiction.

     (vi) Tax Liens. There are no delinquent federal, state, city, county or other taxes relating to Assignor, the Collateral or any arrangement pursuant to which the Collateral is issued that, in the reasonable judgment of Lehman, are likely to materially adversely affect any of the Collateral or the business, operations, properties, prospects or condition (financial or otherwise) of Assignor, and all such delinquent tax liabilities have been satisfied except those that are being contested by Assignor in good faith and with respect to which payment has been stayed by a court of competent jurisdiction.

     (vii) Financial Statements. Since the date of the financial statement reflecting information as of September 30, 1997 delivered by Assignor to Lehman (which Assignor represents and warrants to be the most recent financial statement), there has been no material adverse change in Assignor's financial condition or results of operations. Assignor shall provide Lehman with audited fiscal year-end financial statements within ninety-five (95) days after the end of Assignor's fiscal year, quarterly financial statements within sixty (60) days after the end of each of Assignor's fiscal quarters and additional publicly available interim financial statements promptly upon each becoming available.

        SECTION 8.  COVENANTS

     (a) Taxes. Assignor shall pay and discharge all taxes, levies, liens and other charges on its assets and on the Collateral that, in each case, in any manner would create any lien or charge upon the Collateral.

     (b) Laws. Assignor shall at all times comply in all material respects with all laws, ordinances, rules and regulations of any federal, state, municipal or other public authority having jurisdiction over Assignor or any of its assets.

     (c) Name and Locations. Assignor shall immediately advise Lehman in writing of the opening of any new chief executive office or the closing of any such office and of any change in Assignor's name or the places where the books and records pertaining to the Collateral are kept.

     (d) Records. Assignor will maintain records with respect to the Collateral and the conduct and operation of its business in conformity with general industry standards and with no less a degree of prudence than if the Collateral were held by Assignor for its own account and will furnish Lehman, upon reasonable request by Lehman or its designated representative, with reasonable information reasonably obtainable by Assignor with respect to the Collateral and the conduct and operation of its business. Assignor will permit Lehman or its designated representative to inspect Assignor's records with respect to the Collateral and the conduct and operation of its business upon reasonable notice from Lehman or its designated representative, at such reasonable times and with reasonable frequency, and to make copies or extracts of any and all thereof. Lehman shall act in a commercially reasonable manner in requesting and conducting any inspection relating to the conduct and operation of Assignor's business.

     (e) Lehman's Duty of Care. Except as herein provided in this Section 8(e), Lehman's sole duty with respect to the Collateral shall be to use reasonable care in the custody, use, operation and preservation of the Collateral in its possession or control. Lehman shall incur no liability to Assignor for any act of government, act of God, or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by and supervised by Lehman with reasonable care, or Lehman's failure to provide adequate protection or insurance for the Collateral. Lehman shall have no obligation to take any action to preserve any rights in any of the Collateral against prior parties, and Assignor hereby agrees to take such action. Assignor shall defend the Collateral against all such claims and demands of all persons, at all times, as are adverse to Lehman. Lehman shall have no obligation to realize upon any Collateral, except through proper application of any distributions with respect to the Collateral made directly to Lehman or its agent(s). So long as Lehman shall act in a commercially reasonable manner, Assignor hereby waives the defense of impairment of the Collateral.

     (f) Use of Proceeds. None of the proceeds of any Loan will be used either directly or indirectly to acquire any margin security, as that term is defined in Regulation G of the Board of Governors of the Federal Reserve System, and Assignor will not take any action that might cause this Agreement or the Note (and the Loan evidenced hereby and thereby) to violate any regulation of the Federal Reserve Board.

     (g) Further Covenants. Without prior written consent of Lehman, Assignor will not: (i) assign, sell, transfer, pledge or grant any security interest in or lien on any of the Collateral to anyone except Lehman, permit any financing statement (except any financing statements in favor of Lehman) or assignment (except for any assignments in favor of Lehman) to be on file in any public office with respect thereto, (ii) permit or suffer to exist any security interest, lien, charge, encumbrance or right of others to attach to any of the Collateral, except as contemplated by this Agreement, or (iii) consent to any amendment or supplement to the documents pursuant to which the Collateral was issued.

        SECTION 9.  EVENTS OF DEFAULT

     Each of the following, so long as it shall not have been remedied, shall constitute an "Event of Default" hereunder:

     (a) Nonperformance. Any failure to pay, whether on the acceleration thereof or otherwise, any amounts due under the Note or any failure to pay any amount due under this Agreement or to perform any material provision of this Agreement in accordance herewith, or any material breach of any representation, warranty or covenant set forth herein or in the Note.

     (b) Termination of Interest. The lapse or termination of Assignor's interest in any of the Collateral.

     (c) Events Set Forth in the Note. The occurrence of any event described in the Note which causes the Note to become due and payable.

     (d) Act of Insolvency. The filing by Assignor or a controlling entity, of a petition in bankruptcy, the adjudication of Assignor or a controlling entity as insolvent or bankrupt, the petition or application by Assignor or a controlling entity for any receiver or trustee for itself or any substantial part of its property, the commencement by Assignor or a controlling entity of any proceeding relating to it under any reorganization, arrangement, dissolution or liquidation law, or the initiation of any such proceeding against Assignor or a controlling entity, if Assignor or a controlling entity indicates by any act its consent thereto or if such proceeding is not dismissed within thirty (30) days (an "Act of Insolvency").

     (e) Material Adverse Change. In the reasonable good faith judgment of Lehman, a material adverse change shall have occurred in the business, operations, properties, prospects or condition (financial or otherwise) of Assignor.

     (f) Default Under Other Contracts. Assignor shall be in material default with respect to any normal and customary material covenants under any material contract or material agreement to which it is a party (which covenants include, but are not limited to, an Act of Insolvency of Assignor or the failure of Assignor to make required payments under such contract or agreement as they become due) which default permits acceleration of the obligations of Assignor under such contract or agreement by any other party thereto and which default, in the reasonable good faith judgment of Lehman, is likely to result in a material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of Assignor.

     (g) Merger or Consolidation. Assignor shall merge or consolidate into any entity unless Lehman shall have expressly consented to such merger or consolidation in writing.

     (h) Anticipated Insolvency. Lehman shall reasonably determine that Assignor is or will be unable to meet its commitments hereunder, notifies Assignor of such determination and Assignor shall not have responded with appropriate information to the contrary to the satisfaction of Lehman within 36 hours.

     (i) Final Judgment. A final judgment by any competent court in the United States for the payment of money in an amount of at least $100,000 is rendered against Assignor, and the same remains undischarged and unpaid for a period of 60 days during which execution of such judgment is not effectively stayed.

     (j) Breach of Representation. Any representation or warranty made by Assignor herein shall have been incorrect or untrue in any material respect when made or repeated or when deemed to have been made or repeated and which breach is reasonably likely to result in a material adverse change (i) in the business, operations, properties, prospects or condition (financial or otherwise) of Assignor, (ii) in the market value or marketability of any of the Collateral or
(iii) in the ability of Assignor to perform, or the rights and remedies of Lehman, hereunder.

     (k) Breach of Covenant. Assignor shall breach in any material respect any covenant made by it herein and which breach is reasonably likely to result in a material adverse change (i) in the business, operations, properties, prospects or condition (financial or otherwise) of Assignor, (ii) in the market value or marketability of any of the Collateral or (iii) in the ability of Assignor to perform, or the rights and remedies of Lehman, hereunder.

     (1) Indebtedness. The ratio of Assignor's outstanding consolidated indebtedness (determined in accordance with generally accepted accounting principles consistently applied (herein referred to as "GAAP")) to all lenders (including, without limitation, all indebtedness incurred under any loan agreement, warehouse finance agreement and repurchase agreement) to its equity (determined in accordance with GAAP and herein referred to as "Shareholders' Equity") is at any time be more than 5 to 1.

     (m) Chances in Financial Condition. Assignor shall experience losses or changes in its financial condition that cause its Shareholders' Equity for any two consecutive calendar quarters to be less than or equal to 80% of its Shareholders' Equity as of the commencement of such period.

      (n) Shareholders' Equity. Assignor's Shareholders' Equity shall at any time be less than $350,000,000.

        SECTION 10.  REMEDIES

     (a) Action Regarding Collateral. If an Event of Default shall occur and be continuing, Lehman, without demand of performance or other demand or notice of any kind to Assignor or any other person, all of which are hereby expressly waived, may forthwith declare the Obligations due and apply the cash, if any, then held by it as part of the Collateral relating to any Loan to the payment of any of the Obligations, and, if there shall be no such cash or the cash so applied shall not be sufficient to pay in full all such Obligations, may thereafter collect, receive, appropriate, retain and realize upon the Collateral, or any part thereof, and may forthwith sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Collateral, or any part thereof, in one or more parcels at such public or private sale or sales, at such place or places, at such price or prices and upon such other terms and conditions as Lehman may deem best (provided, however, that Lehman shall act in a commercially reasonable manner), for cash or on credit or for future delivery without assumption of any credit risk, with the right of Lehman upon any such sale or sales to purchase all or any part of the Collateral so sold. Upon any sale, transfer or other disposition of the Collateral pursuant hereto Lehman shall have the right to deliver, assign and transfer to the transferee thereof the Collateral so sold. Each transferee upon any such transfer or other disposition shall hold the property thereby acquired by it absolutely free from any claim or right of any kind, including any equity or rights of redemption, of Assignor, who hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute whether now existing or hereafter adopted (in the latter case, to the extent permitted thereby). Assignor agrees that Lehman need give only such notice of the time and place of any public or private sale (including any adjourned private sale) or other intended disposition as may be required by market conditions and standards of commercial reasonableness and that Lehman need not in any event give more than two (2) days' notice that such sale or disposition is to take place. Assignor agrees that the notice provided for in the preceding sentence is reasonable notification of such matters.

     Lehman shall not be obligated to make any sale pursuant to any such notice. Lehman may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Lehman until the selling price is paid by the purchaser thereof, but Lehman shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. Lehman, however, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the lien and security interest created hereby and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

     (b) Deficiency. If the proceeds of sale, collection, foreclosure or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, Assignor shall remain liable for any deficiency.

     (c) Private Sale. Lehman shall incur no liability as a result of the sale of the Collateral (provided, however, that Lehman shall act in a commercially reasonable manner) or any part thereof, at any private sale. Assignor hereby waives any claims against Lehman or any holder or holders of the Note arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Lehman accepts the first offer received and does not offer the Collateral to more than one offeree (provided, however, that Lehman shall act in a commercially reasonable manner).

     (d) Application of Proceeds. The proceeds of any sale or other realization of all or any part of the Collateral, and any other cash at the time held by Lehman under this Agreement, shall be applied by Lehman in the following order of priority:

First, to the payment of the costs and expenses of such sale and all expenses (including the reasonable fees and expenses of counsel), liabilities and advances made or incurred by Lehman in connection therewith.

Second, to the payment of all accrued interest under the Note due or past due.

Third, to the payment of principal upon the Note due or past due.

Fourth, to the payment of all other amounts owing under this Agreement.

Fifth, to the payment to Assignor, or to such other person as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds and other cash.

As used in this Agreement, "proceeds" of the Collateral shall mean cash and other property received or otherwise realized in respect of the Collateral.

     (e) Default Rate of Interest. After written demand is made with respect to the Note or upon acceleration thereof, until the balance thereof shall be paid, the Loan amounts due thereunder, shall bear interest at a per annum rate (based on a year of 360 days and actual days elapsed) equal to the greater of
(i) two hundred (200) basis points in excess of the interest rate for such Loan and (ii) two hundred (200) basis points in excess of the prime rate for short term bank commercial loans as published in The Wall Street Journal, changing as such published rate changes, but in no event higher than the maximum rate permitted by law.

     (f) Attorney-in-Fact. Effective upon the occurrence and continuation of an Event of Default hereunder, Lehman is hereby appointed the attorney-in-fact of Assignor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which Lehman may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, after an Event of Default has occurred, Lehman shall have the right and power to receive, endorse and collect all checks made payable to the order of Assignor representing any distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

     (g)  Payments on Collateral to Assignor.

          (i) All rights of Assignor to receive any payments from the related Collateral which it would otherwise be authorized to receive shall cease, and all such rights shall thereupon become vested in Lehman, which shall thereupon have the sole right to receive and hold as Collateral such payments.

          (ii) All payments which are received by Assignor contrary to the provisions of the preceding subsection (i) shall be received in trust for the benefit of Lehman, shall be segregated from other funds of Assignor and shall be promptly paid to Lehman.

     SECTION 11.  MATURITY DATE: INTEREST PAYMENT DATES: REPAYMENT OF PRINCIPAL

     (a) Assignor and Lehman hereby agree that the Obligations of Assignor hereunder and under the Note are payable on the Maturity Date unless earlier payment thereof is required pursuant to the terms of this Agreement.

     (b) Assignor may, not later than 30 business days' prior to the Maturity Date, request in writing that Lehman extend such Maturity Date for an additional one year period. Lehman will use its best efforts to respond within ten business days of receiving such written request; provided that any failure or refusal to respond on the part of Lehman shall not be deemed to be a positive response. Any response will include whether or not Lehman would be willing to so extend the Maturity Date and the terms of any such extension. Nothing contained herein shall be deemed to limit the right of Lehman, in its sole discretion, to provide no response or to decline to enter into such extension or to agree to such extension on terms different from those set forth herein. Any such extension shall be evidenced only by a written agreement among the parties amending this Agreement and the Note.

     (c) Interest on each Loan shall be payable on the dates described in the related Confirmation Statement.

     (d) The principal portion of each Loan may be repaid in whole or in part at the discretion of Assignor on any date on which a payment of interest is to be made thereon by Assignor pursuant to the terms of this Agreement and the related Confirmation Statement provided that (i) Assignor shall have provided Lehman with not less than two (2) business days' written notice of Assignor's intention to effect such repayment and the amount thereof, (ii) all payments of interest then due and owing on the Loan are paid in full, (iii) Assignor shall have paid any termination fee or other penalty payable by Lehman to a third party under a financing arrangement for the Loan between Lehman and such third party and (iv) Assignor shall have paid to Lehman all other amounts payable to Lehman hereunder with respect to such Loan.

     (e) Nothing in this Section 11 shall be deemed to limit the right of Lehman to require, so long as an Event of Default shall have occurred and is continuing, the payment by Assignor of all Obligations arising hereunder and under the Note.

     SECTION 12.  GENERAL PROVISIONS

     (a) No Waiver. No waiver or amendment of or forbearance in enforcing any provision of this Agreement nor consent to any departure by either party herefrom shall be effective unless expressly granted in writing and shall be limited to the extent expressed therein.

     (b) Governing Law: Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and entirely performed therein. Unless otherwise defined herein, terms defined in the Uniform Commercial Code in the State of New York are used herein as defined therein. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     (c) Construction. The captions in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof.

     (d) Assignment. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any rights or other obligations hereunder may be assigned by Assignor without prior written consent of Lehman and any attempted or purported assignment hereof or thereof shall be void. Lehman may assign any or all of its rights hereunder without consent. Lehman shall notify Assignor in writing of any assignment of this Agreement by Lehman other than as contemplated by Section 12(i); provided, however, that such notice need not be prior notice and neither Assignor nor any other person or entity shall be entitled to object to such assignment.

     (e) Notices, Payments. Deliveries. Unless otherwise provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic facsimile or telex communication), and such notices and other communications shall, when mailed, telegraphed, communicated by facsimile transmission or telexed, be effective when received at the address for notices for the party to whom such notice or communications is to be given as follows:

     If to Lehman:
          Lehman Commercial Paper Inc.
          Three World Financial Center
          New York, New York 10285

          Attention: Francis X. Gilhool
          Telephone:  (212) 526-6970
          Telecopy:   (212) 526-3721

     If to Assignor:

          CRIIMI MAE Inc.
          11200 Rockville Pike
          Rockville, Maryland 20852

          Attention: Cindy Azzara
          Telephone: (301) 231-0332
          Telecopy: (301) 231-0334


provided, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission, and provided further, however, that all financial statements delivered shall be hand-delivered or sent by first-class mail to Lehman at such address. All payments on and deliveries of Collateral hereunder shall be made to the address or account for payments and deliveries of such Collateral for the party to whom such payment or delivery is to be made as set forth above. Either party may revise any information relating to it by notice in writing to the other party, which notice shall be effective on the third business day following receipt thereof.


     (f) Termination. When all Obligations shall have been paid in full and upon the written request of Assignor, this Agreement shall terminate and Lehman shall release its lien and security interest hereunder and assign, transfer and deliver, against receipt, any remaining Collateral and money received in respect thereof to or on the order of Assignor. Upon the request of Assignor, Lehman will then execute termination statements and such other documents as Assignor may reasonably request as are necessary to make clear upon the public record the termination of the lien and security interests created hereby with respect to such assignment. The obligations of Assignor under Section 12(h) below shall, with respect to each transaction entered into hereunder, survive any termination hereof.

     (g)  Aggregate Amount of Loans: Disbursement of Funds.

          (i) The aggregate outstanding principal amount of the Loans made by Lehman hereunder shall be limited to the excess of $75,000,000 over all outstanding indebtedness (without regard to the form or nature of such indebtedness and including any amounts that are to be paid by Assignor to Lehman under any repurchase arrangement).

          (ii) Assignor may request disbursement of amounts borrowed hereunder upon not less than two (2) business days' written notice to Lehman.

     (h) Expenses. Assignor agrees to pay to Lehman on demand all reasonable fees and expenses for legal services of outside counsel incurred by Lehman, if any, in connection with the preparation, execution and delivery of this Agreement and the Note. Assignor agrees to pay to Lehman on demand all reasonable costs and expenses (including reasonable expenses for legal services of every kind) of any subsequent enforcement of any of the provisions hereof, or of the performance by Lehman of any Obligations of Assignor in respect of the Collateral which Assignor has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral and for the custody, care or preservation of the Collateral (including insurance costs) and defending or asserting rights and claims of Lehman in respect thereof, by litigation or otherwise, including expenses of insurance. In addition, Assignor agrees to pay to Lehman on demand all reasonable costs and expenses (including expenses for legal services) incurred in connection with the preparation and delivery of this Agreement and the Note and the costs of registering the Collateral in the name of Lehman or its nominee. All such expenses shall be Obligations to Lehman secured under this Agreement.

     (i) Lehman 's Right to Pledge. Nothing in this Agreement shall preclude Lehman from engaging in transactions with third parties involving the selling pursuant to a repurchase arrangement, pledging or hypothecating of the Collateral, but no such transaction shall relieve Lehman of its obligations hereunder.

     (j) Indemnification. Assignor agrees to indemnify and hold harmless Lehman against all liabilities and expenses to which Lehman may become subject relating to any fees, taxes or liability to any third party resulting from any action taken or omitted by or upon instructions of Assignor with respect to the Collateral.

     (k) Further Assurances. Assignor agrees that, from time to time upon the prior written request of Lehman, it will (i) execute and deliver such further documents and do such other acts and things as Lehman may reasonably request in order to fully effectuate the purposes of this Agreement and (ii) provide such opinions of counsel concerning matters relating to this Agreement as Lehman may reasonably request.

     (1) Remedies Cumulative. All rights, remedies and powers of Lehman hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Lehman whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement or under the Note, Lehman shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

     (m) Litigation. Notwithstanding any termination hereof, Assignor hereby agrees that any legal action or proceeding against it in connection herewith may be brought in the courts of the State of New York or of the United States of America located in the City and State of New York, Borough of Manhattan, as Lehman may elect, and Assignor hereby irrevocably submits to the jurisdiction of each of said courts, and waives any objection on the grounds of venue, forum non conveniens or similar ground.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              CRIIMI MAE INC.

                              By:_________________________________________
                              Name:_______________________________________
                              Title:______________________________________

                              LEHMAN COMMERCIAL PAPER INC.

                              By:_________________________________________
                              Name:_______________________________________
                              Title:______________________________________

                                      EXHIBIT A

     THIS NOTE IS NOT A NEGOTIABLE INSTRUMENT. NO TRANSFER OR SALE OF THIS NOTE SHALL BE MADE UNLESS SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS MADE IN ACCORDANCE WITH SAID ACT AND LAWS.

                                        NOTE

$75,000,000

New York, New York                                           November 25, 1997

     FOR VALUE RECEIVED, CRIIMI MAE INC. (the "Assignor") promises to pay to LEHMAN COMMERCIAL PAPER INC. (the "Payee") the principal sum of Seventy Five Million Dollars ($75,000,000) (or so much thereof as shall have been advanced here against and shall be outstanding), in lawful money of the United States of America, in immediately available funds, with interest on each principal sum advanced here against or the unpaid balance thereof with such frequency and to such location as is specified in the related confirmation statement (in each case, the "Confirmation Statement") for such advance (or on such other day and with such other frequency and to such other location as may be mutually agreed upon by the Assignor and the Payee) at said office and in said money and funds from the date of the related advance until the Maturity Date at the rate per annum (based on a year of 360 days and actual days elapsed) indicated on the related Confirmation Statement attached hereto, but in no event higher than the maximum rate permitted by law, and after such Maturity Date, or upon acceleration as hereinafter provided, until said balanced shall be paid, at the rate per annum (based on a year of 360 days and actual days elapsed) equal to the greater of (i) two hundred (200) basis points in excess of the interest rate for such advance and (ii) two hundred (200) basis points in excess of the prime rate for short term bank commercial loans as published in The Wall Street Journal, changing as such published rate changes, but in no event higher than the maximum rate permitted by law. The Maturity Date of this Note shall be the earlier of (x) November 25, 1998 unless extended as provided herein or (y) or such earlier date resulting from Section 10 of the Master Assignment Agreement.

     Advances here against shall be in minimum amounts of $1,000,000. The Assignor may request disbursement of amounts borrowed hereunder upon not less than two (2) business days' written notice to the Payee. The Payee shall make advances hereunder with respect to Collateral conforming to the requirements up to the Commitment. The Payee may, but is not obligated to, make any advances hereunder in excess of the Commitment. The Payee is hereby authorized by the Assignor to endorse on the Loan Schedule amounts advanced here against, the rate of interest relating thereto and any principal prepayments hereunder (as permitted by the Assignment defined below), it being understood, however, that failure to make any such endorsement shall not affect the obligations of the Assignor hereunder in respect of the amounts advanced hereagainst.

     This Note is the Note referred to in the Master Assignment Agreement (the "Master Assignment Agreement"), dated as of November 25, 1997, between the Assignor and the Payee, granting to the Payee a first priority perfected security interest in the Collateral, as described therein. The holder is entitled to the benefits of the Master Assignment Agreement and may enforce the agreements of the Assignor contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof. All capitalized terms used in this Note and not otherwise defined shall have the respective meanings set forth in the Master Assignment Agreement except where the context clearly indicates otherwise.


     This Note and all other present and future obligations of any and all kinds of the Assignor in favor of the holder hereof, whether created directly or acquired by assignment, whether absolute or contingent, shall, unless the holder shall otherwise elect, forthwith be due and payable without notice or demand of any kind (except as expressly provided in the Master Assignment Agreement), all of which are expressly waived upon the occurrence of any Event of Default.

     The Assignor hereby agrees that any legal action or proceeding against it for enforcement of this Note or of any judgment with respect to this Note may be brought in the courts of the State of New York of the United States of America located in the City and State of New York, Borough of Manhattan, as the holder may elect, and the

Assignor hereby irrevocably submits to the jurisdiction of each said courts, and waives any objection on the grounds of venue, forum non conveniens or similar ground. The Assignor irrevocably consents that service of process in any such action or proceeding may be made upon the Assignor by the mailing thereof by the holder by United States registered or certified mail, postage prepaid, to the Assignor at the address set forth herein below the signature of the Assignor, and the Assignor hereby further agrees that service of process in such manner shall be full and sufficient notice of any such action or proceeding.

     The Assignor waives diligence, presentment of any instrument, protest and notice of non-payment or protest and any and all other notices and demands whatsoever in connection with the delivery, acceptance, performance default or enforcement of this Note. The Assignor will pay on demand all costs of collection (including reasonable attorneys' fees) paid or incurred by the holder in enforcing this Note on default. As used herein, the world "holder" shall mean the Payee or any endorsee of this Note who is in possession thereof, if this Note is at the time payable to the bearer.

     This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and entirely performed therein.

                              CRIIMI MAE INC.

                              By:_________________________________________
                              Name:_______________________________________
                              Title:______________________________________
                              Address:  11200 Rockville Pike
                                        Rockville, Maryland  20852

                                   LOAN SCHEDULE

This Note evidence Loans made by the Payee to the Assignor and the repayment of principal by the Assignor to the Payee, in the principal amounts and on the dates and with the related interest rates set forth below as well as the total amount advanced here against as of each such date:


              PRINCIPAL LOAN       INTEREST       PRINCIPAL         TOTAL
  DATE            AMOUNT             RATE       AMOUNT REPAID     OUTSTANDING
------------  --------------      ----------    -------------     -----------

                                      EXHIBIT B
                              CONFIRMATION STATEMENT
                           LEHMAN COMMERCIAL PAPER INC.


Date:     ________________________________________
Borrower: CRIIMI MAE Inc.
Address:  11200 Rockville Pike
          Rockville, Maryland  20852
          Attention: Cindy Azzara
          Telephone: (301) 231-0332
          Telecopy: (301) 231-0334

                 Re:  LOAN PURSUANT TO MASTER ASSIGNMENT AGREEMENT

Gentlemen:

     Lehman Commercial Paper Inc. ("Lehman") is pleased to confirm our Loan to you (the "Assignor") pursuant to the Master Assignment Agreement (the "Master Assignment Agreement"), dated as of November 25, 1997, between you and Lehman under the following terms and conditions:

1.   Collateral Description:  ________________________________

     A.____________________________________Security Issue Date:

     B.____________________________________Percentage Ownership:      %

     C._________________________________________Face Amount:  $

     D.________________________________Current Market Value:  $

     E.____________________________________Margin Requirement:   %

2.   Loan:                    ______ New Funds               ______ Roll
     A.   Amount:                                 $____________
     B.   Closing Date:                 _______________________
     C.   Interest Payment Date:        The last business day of each month.
     D:   Interest Rate:                __________ (______) basis points over
                                        the prevailing London Interbank Offered
                                        Rate for one-month United States dollar
                                        deposits as set forth on page 3750 of
                                        Telerate as of 8:00 a.m. New York City
                                        time on the date of determination.

Lehman's Wiring Instructions             Assignor's Wiring Instructions
----------------------------             -------------------------------
[Bank]                                   Signet Bank/VA
For the Account of _________.            For the Account of
Account Number:                          CRIIMI MAE Inc.
ABA Number:                              Account Number:  [6520172757]
                                         ABA Number:  [051006778]


     The Note, dated November 25, 1997, which evidences advances under the Master Assignment Agreement will be annotated on the schedule attached thereto to reflect the date, amount and interest rate relating to this advance.

     The Master Assignment Agreement is incorporated by reference into this Confirmation Statement and made a part hereof as if it were fully set forth herein. All capitalized terms used herein but not otherwise defined shall have the meanings specified in the Master Assignment Agreement.

                              Very truly yours,

                              LEHMAN COMMERCIAL PAPER INC.

                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

AGREED AND ACKNOWLEDGED:

CRIMI MAE INC.

By:_____________________________________________
Name:___________________________________________
Title:__________________________________________